                                  EXHIBIT 21.1


                                  SUBSIDIARIES
                              WARREN BANCORP, INC.
                                DECEMBER 31, 2000


                                     WARREN
                                  BANCORP, INC.


                                WARREN FIVE CENTS
                                  SAVINGS BANK


 NORTHBANK         NORTHBANK           HANNAH            WARREN       PEABODY COMMUNITY         WARREN
 FINANCIAL        REALTY, INC.       BROKERAGE         SECURITIES        DEVELOPMENT          REAL ESTATE
CORPORATION                        SERVICE, INC.     CORPORATION II      CORPORATION          INVESTMENT
                                     (inactive                                                CORPORATION
                                      7/22/94)


Warren Bancorp, Inc. owns 100% of Warren Five Cents Savings Bank

Warren Five Cents Savings Bank owns 100% of all subsidiaries

Warren Bancorp, Inc. and all subsidiaries listed above are located in Peabody, Massachusetts


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